EXHIBIT E

                   AMENDMENT NO. 1 TO STOCKHOLDERS' AGREEMENT

          This AMENDMENT NO. 1 TO STOCKHOLDERS' AGREEMENT, dated August 10, 2001 (the "Amendment No. 1"), is entered into by and among Mode 1 Communications, Inc. ("M1"), Exelon Enterprises Management, Inc., formerly known as Exelon Ventures Corp. ("Exelon"), Consolidated Edison Communications, Inc. ("CEC") and NEON Communications, Inc. (the "Company"). M1, Exelon, and CEC are referred to in this Amendment No. 1 collectively as the "Stockholders."

          WHEREAS, the Stockholders and the Company entered into a Stockholders' Agreement dated as of September 14, 2000 (the "Stockholders' Agreement") pursuant to which the Stockholders agreed, among other things, to establish reciprocal rights of first offer; and

          WHEREAS, the parties mutually desire to amend the Stockholders' Agreement to release M1, CEC and Exelon from the mutual rights and obligations provided for in Section 8 of the Stockholders' Agreement;

          NOW, THEREFORE, in consideration of the foregoing, the Stockholders and the Company agree as follows:

          1. Deletion of Section 8 of the Stockholders' Agreement. Section 8 of the Stockholders' Agreement is hereby deleted in its entirety.

          2. Full Force and Effect. Except for the amendment described herein, the Stockholders' Agreement shall remain in full force and effect.

          3. Successors and Assigns. This Amendment No. 1 shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

          4. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5. GOVERNING LAW. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.
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          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment No. 1 on the date first written above.


                                    MODE 1 COMMUNICATIONS, INC.

                                    By: /s/ John H. Forsgren
                                        ----------------------------------------
                                        Name:  John H. Forsgren
                                        Title:  Executive Vice President and
                                                Chief Financial Officer of
                                                Northeast Utilities Service
                                                Company as Agent for Mode 1
                                                Communications, Inc.


                                    EXELON ENTERPRISES MANAGEMENT, INC.

                                    By: /s/ Robert A. Shinn
                                        ----------------------------------------
                                        Name: Robert A. Shinn
                                        Title:  President


                                    CONSOLIDATED EDISON COMMUNICATIONS, INC.

                                    By: /s/ Peter Rust
                                        ----------------------------------------
                                        Name:  Peter Rust
                                        Title: President and Chief Executive
                                               Officer


                                    NEON COMMUNICATIONS, INC.

                                    By: /s/ Stephen E. Courter
                                        ----------------------------------------
                                        Name:  Stephen E. Courter
                                        Title:  Chief Executive Officer


                        SIGNATURE PAGE TO AMENDMENT NO. 1
                           TO STOCKHOLDERS' AGREEMENT